Certification under Rule 466
The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:
(1)
That it previously had filed a registration statement on Form F-6 (Lotus Technology Inc., File No. 333-275006) which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 registration statement; and

(2)	That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

By:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary

By:	/s/ Michael Tompkins
Name: Michael Tompkins
Title: Director

By:	/s/ Michael Fitzpatrick
Name: Michael Fitzpatrick
Title: Vice President